UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2019

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Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On April 29, 2019, Theodore T. Johnson resigned as the Interim Chief Financial Officer of Image Sensing Systems, Inc. (the “Company”). Mr. Johnson will remain an employee of the company until August 2019. Mr. Johnson is not subject to an employment agreement.

(c)	Effective on April 29, 2019, the Company’s Board of Directors appointed Frank G. Hallowell as the Company’s Interim Chief Financial Officer. Mr. Hallowell, age 61, most recently served as a Vice President and Chief Financial Officer For Wipaire Inc. Prior to his appointment at Wipaire, Mr. Hallowell served as Chief Financial Officer and other senior financial roles at companies including Logic PD, Pearson PLC, and ExpressPoint Technology Services.

(e)	Under Mr. Hallowell’s employment agreement he will receive a base salary of $220,000 annually. In addition Mr. Hallowell’s agreement grants restricted stock or $55,000 vesting of 3 years and contains an annual bonus target of 25% of his base salary.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

10.1 Employment Agreement dated April 29, 2019 between the Company and Frank G. Hallowell.
99.1 Press Release dated April 29, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2019	Image Sensing Systems, Inc.

	By:	/s/ Frank G. Hallowell
Frank G. Hallowell
Chief Financial Officer and Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated April 29, 2019 between the Company and Frank G. Hallowell.
99.1	Press Release, dated April 29, 2019, of Image Sensing Systems, Inc.

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